Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Turtle Beach Corporation (the “Company”) on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Juergen Stark, Chief Executive Officer of the Company, and John T. Hanson, Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	March 18, 2019	By:	/s/ JUERGEN STARK
Juergen Stark
Chief Executive Officer and President
(Principal Executive Officer)

Date:	March 18, 2019	By:	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer)